Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES FIRST QUARTER 2023 EARNINGS

Honesdale, Pennsylvania - April 21, 2023

James O. Donnelly, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced net income of $5,782,000 for the three months ended March 31, 2023, a decrease of $1,346,000, from net income of $7,128,000 for the three months ended March 31, 2022. The decrease was due primarily to a $1,426,000 decrease in other income. Earnings per share on a fully diluted basis were $0.71 for the three-month period ended March 31, 2023, compared to $0.87 in the three-month period ended March 31, 2022. The annualized return on average assets was 1.13% in the first quarter of 2023 and the annualized return on average equity was 13.61%, compared to 1.39% and 14.22%, respectively, in the first quarter of 2022.

Total assets were $2.104 billion as of March 31, 2023, an increase of $26.7 million, compared to March 31, 2022. As of March 31, 2023, loans totaled $1.536 billion, with deposits of $1.756 billion and stockholders’ equity of $176.4 million.

Net interest income on a fully taxable equivalent basis (fte), was $16,275,000 during the three months ended March 31, 2023, compared to $16,283,000 in the comparable three-month period of 2022. During the three-months ended March 31, 2023, the fte yield on interest-earning assets increased 80 basis points compared to the three months ended March 31, 2022, while the cost of funds increased 119 basis points. As a result, the annualized net interest spread (fte) decreased to 2.83% from 3.22% in the quarter ended March 31, 2023 compared to the corresponding three-month period in 2022.

Total other income was $1,912,000 for the three months ended March 31, 2023, compared to $3,338,000 during the corresponding period of last year. The decrease in other income includes $875,000 of income recognized in 2022 on previously acquired purchased impaired loans that were carried at a discount, and a $427,000 gain recorded in 2022 on the sale of a property carried in foreclosed real estate owned. All other categories of other income decreased $124,000, net.

Operating expenses totaled $10,436,000 in the three months ended March 31, 2023, and were $279,000, or 2.7%, higher than the $10,157,000 recorded in the same three-month period of last year.

Additionally, effective January 1, 2023, the Company adopted Accounting Standards Update 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off-balance sheet credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods. As a result of the adoption of CECL, the allowance for credit losses was increased by $2,216,000, and retained earnings was decreased by $1,751,000, net of tax. The Company also recorded an off-balance sheet reserve for unfunded commitments of $329,000, with a corresponding decrease to retained earnings of $260,000, net of tax.

Mr. Donnelly stated, “Our first quarter income decreased from the 2022 level due to one-time gains recognized in 2022 and the rising cost of deposits and borrowed funds. Loan growth was 16.7% annually during the quarter, while total deposits increased 6.6% annually during the first quarter of 2023. Our core operating expenses remain well-controlled, and our capital base remains above “Well-Capitalized” targets. Additionally, our credit quality metrics remained strong during the first quarter, which we believe should benefit future performance. We appreciate the opportunity to serve our Wayne Bank customers and our customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to look for opportunities available to us as we service our growing base of stockholders and customers”.

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and fifteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, “bode”, “future performance” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the continued effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operation and financial condition, our ability to maintain strong credit quality metrics, our ability to have future performance, our ability to control core operating expenses and costs, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references net interest income on a fully taxable-equivalent basis (fte), which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Fully taxable-equivalent net interest income was derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of net interest income on a fully taxable-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources, and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a fully taxable-equivalent basis:

	Three months ended March 31,
(dollars in thousands)	2023	2022
Net interest income	$16,093	$16,101
Tax equivalent basis adjustment using 21% marginal tax rate	182	182

Net interest income on a fully taxable equivalent basis	$16,275	$16,283

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following table reconciles average equity to average tangible equity:

	Three months ended March 31,
(dollars in thousands)	2023	2022
Average equity	$172,334	$203,260
Average goodwill and other intangibles	(29,559)	(29,656)

Average tangible equity	$142,775	$173,604

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
Norwood Financial Corp
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	March 31
	2023	2022
ASSETS
Cash and due from banks	$25,701	$22,394
Interest-bearing deposits with banks	3,314	143,632

Cash and cash equivalents	29,015	166,026
Securities available for sale	418,245	434,924
Loans receivable	1,535,643	1,371,645
Less: Allowance for credit losses	19,445	16,660

Net loans receivable	1,516,198	1,354,985
Regulatory stock, at cost	5,963	3,423
Bank premises and equipment, net	17,660	17,022
Bank owned life insurance	45,577	40,215
Foreclosed real estate owned	346	590
Accrued interest receivable	6,633	5,876
Deferred tax assets, net	22,164	14,771
Goodwill	29,266	29,266
Other intangible assets	283	380
Other assets	13,013	10,220

TOTAL ASSETS	$2,104,363	$2,077,698

LIABILITIES
Deposits:
Non-interest bearing demand	$419,615	$438,979
Interest-bearing	1,336,320	1,342,798

Total deposits	1,755,935	1,781,777
Short-term borrowings	108,555	63,622
Other borrowings	40,189	26,844
Accrued interest payable	4,703	1,160
Other liabilities	18,566	17,489

TOTAL LIABILITIES	1,927,948	1,890,892
STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2023: 8,291,401 shares, 2022: 8,268,401 shares	829	827
Surplus	95,052	96,619
Retained earnings	133,427	114,845
Treasury stock, at cost: 2023: 110,400 shares, 2022: 65,089 shares	(2,930)	(1,760)
Accumulated other comprehensive loss	(49,963)	(23,725)

TOTAL STOCKHOLDERS’ EQUITY	176,415	186,806

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,104,363	$2,077,698

NORWOOD FINANCIAL CORP

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
INTEREST INCOME
Loans receivable, including fees	$19,158	$15,375
Securities	2,505	1,894
Other	48	78

Total Interest income	21,711	17,347
INTEREST EXPENSE
Deposits	4,362	1,059
Short-term borrowings	779	48
Other borrowings	477	139

Total Interest expense	5,618	1,246

NET INTEREST INCOME	16,093	16,101
PROVISION FOR CREDIT LOSSES	$300	300

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	15,793	15,801
OTHER INCOME
Service charges and fees	1,313	1,470
Income from fiduciary activities	212	202
Net realized gains on sales of securities	2	—
Gains on sales of loans, net	—	—
Gains on sales of foreclosed real estate owned	—	427
Earnings and proceeds on life insurance policies	213	176
Other	172	1,063

Total other income	1,912	3,338
OTHER EXPENSES
Salaries and employee benefits	5,969	5,431
Occupancy, furniture and equipment	1,262	1,307
Data processing and related operations	768	628
Taxes, other than income	161	294
Professional fees	285	575
FDIC Insurance assessment	200	183
Foreclosed real estate	29	53
Amortization of intangibles	23	27
Other	1,739	1,659

Total other expenses	10,436	10,157
INCOME BEFORE TAX	7,269	8,982
INCOME TAX EXPENSE	1,487	1,854

NET INCOME	$5,782	$7,128

Basic earnings per share	$0.71	$0.87

Diluted earnings per share	$0.71	$0.87

NORWOOD FINANCIAL CORP

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

	2023	2022
For the Three Months Ended March 31
Net interest income	$16,093	$16,101
Net income	5,782	7,128
Net interest spread (fully taxable equivalent)	2.83%	3.22%
Net interest margin (fully taxable equivalent)	3.25%	3.32%
Return on average assets	1.13%	1.39%
Return on average equity	13.61%	14.22%
Return on average tangible equity	16.42%	16.65%
Basic earnings per share	$0.71	$0.87
Diluted earnings per share	$0.71	$0.87

	2023	2022
As of March 31
Total assets	$2,104,363	$2,077,698
Total loans receivable	1,535,643	1,371,645
Allowance for credit losses	19,445	16,660
Total deposits	1,755,935	1,781,777
Stockholders’ equity	176,415	186,806
Trust assets under management	187,345	190,144
Book value per share	$21.92	$22.99
Tangible book value per share	$18.31	$19.37
Equity to total assets	8.38%	8.99%
Allowance to total loans receivable	1.27%	1.21%
Nonperforming loans to total loans	0.07%	0.05%
Nonperforming assets to total assets	0.06%	0.06%

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31	December 31	September 30	June 30	March 31
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$25,701	$28,847	$23,092	$29,931	$22,394
Interest-bearing deposits with banks	3,314	3,019	17,785	79,735	143,632

Cash and cash equivalents	29,015	31,866	40,877	109,666	166,026
Securities available for sale	418,245	418,927	427,287	440,877	434,924
Loans receivable	1,535,643	1,473,945	1,432,288	1,404,317	1,371,645
Less: Allowance for credit losses	19,445	16,999	16,931	17,017	16,660

Net loans receivable	1,516,198	1,456,946	1,415,357	1,387,300	1,354,985
Regulatory stock, at cost	5,963	5,418	2,220	2,396	3,423
Bank owned life insurance	45,577	43,364	43,169	43,167	40,215
Bank premises and equipment, net	17,660	17,924	17,427	17,032	17,022
Foreclosed real estate owned	346	346	346	346	590
Goodwill and other intangibles	29,549	29,572	29,595	29,619	29,646
Other assets	41,810	42,707	42,592	35,981	30,867

TOTAL ASSETS	$2,104,363	$2,047,070	$2,018,870	$2,066,384	$2,077,698

LIABILITIES
Deposits:
Non-interest bearing demand	$419,615	$434,529	$453,560	$442,991	$438,979
Interest-bearing deposits	1,336,320	1,293,198	1,315,236	1,356,839	1,342,798

Total deposits	1,755,935	1,727,727	1,768,796	1,799,830	1,781,777
Borrowings	148,744	133,215	71,754	74,839	90,466
Other liabilities	23,269	19,043	19,471	17,884	18,649

TOTAL LIABILITIES	1,927,948	1,879,985	1,860,021	1,892,553	1,890,892
STOCKHOLDERS’ EQUITY	176,415	167,085	158,849	173,831	186,806

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,104,363	$2,047,070	$2,018,870	$2,066,384	$2,077,698

NORWOOD FINANCIAL CORP

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	March 31	December 31	September 30	June 30	March 31
Three months ended	2023	2022	2022	2022	2022
INTEREST INCOME
Loans receivable, including fees	$19,158	$17,810	$17,114	$15,714	$15,375
Securities	2,505	2,487	2,473	2,197	1,894
Other	48	98	245	182	78

Total interest income	21,711	20,395	19,832	18,093	17,347
INTEREST EXPENSE
Deposits	4,362	2,772	1,557	1,083	1,059
Borrowings	1,256	391	105	116	187

Total interest expense	5,618	3,163	1,662	1,199	1,246

NET INTEREST INCOME	16,093	17,232	18,170	16,894	16,101
PROVISION FOR CREDIT LOSSES	300	300	—	300	300

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	15,793	16,932	18,170	16,594	15,801
OTHER INCOME
Service charges and fees	1,313	1,370	1,346	1,475	1,470
Income from fiduciary activities	212	210	219	214	202
Net realized gains on sales of securities	2	3	—	—	—
Gains on sales of loans, net	—	1	1	—	—
Gains on sales of foreclosed real estate owned	—	—	—	—	427
Earnings and proceeds on life insurance policies	213	195	267	449	176
Other	172	147	345	351	1,063

Total other income	1,912	1,926	2,178	2,489	3,338
OTHER EXPENSES
Salaries and employee benefits	5,969	5,246	5,553	5,840	5,431
Occupancy, furniture and equipment, net	1,262	1,263	1,191	1,206	1,307
Foreclosed real estate	29	7	4	10	53
FDIC insurance assessment	200	144	143	142	183
Other	2,976	3,615	3,248	3,274	3,183

Total other expenses	10,436	10,275	10,139	10,472	10,157
INCOME BEFORE TAX	7,269	8,583	10,209	8,611	8,982
INCOME TAX EXPENSE	1,487	1,443	2,100	1,756	1,854

NET INCOME	$5,782	$7,140	$8,109	$6,855	$7,128

Basic earnings per share	$0.71	$0.88	$1.00	$0.84	$0.87

Diluted earnings per share	$0.71	$0.88	$1.00	$0.84	$0.87

Book Value per share	$21.92	$20.86	$19.92	$21.65	$22.99
Tangible Book Value per share	18.31	17.24	16.29	18.02	19.37
Return on average assets (annualized)	1.13%	1.40%	1.57%	1.35%	1.39%
Return on average equity (annualized)	13.61%	17.40%	17.93%	15.19%	14.22%
Return on average tangible equity (annualized)	16.42%	21.27%	21.48%	18.16%	16.65%
Net interest spread (fte)	2.83%	3.30%	3.61%	3.40%	3.22%
Net interest margin (fte)	3.25%	3.55%	3.74%	3.49%	3.32%
Allowance for credit losses to total loans	1.27%	1.15%	1.18%	1.21%	1.21%
Net charge-offs to average loans (annualized)	0.08%	0.06%	0.02%	-0.02%	0.02%
Nonperforming loans to total loans	0.07%	0.08%	0.04%	0.04%	0.05%
Nonperforming assets to total assets	0.06%	0.07%	0.05%	0.05%	0.06%